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                                                                    EXHIBIT 99.1

                   COVER-ALL TECHNOLOGIES INC. REPORTS SECOND
                         QUARTER 2007 OPERATING RESULTS

FAIRFIELD, NEW JERSEY (August 13, 2007) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced results of operations for the quarter ended June 30, 2007.

Total revenues for the six months ended June 30, 2007 were $3,870,000 as compared to $3,377,000 in the same period in 2006. Net income (loss) for the six months ended June 30, 2007 was $142,000, or $0.01 per share, compared to $(604,000), or $(0.04) per share, in the same period in 2006.

Total revenues for the three months ended June 30, 2007 were $1,939,000 as compared to $1,638,000 in the same period in 2006. Net income (loss) for the three months ended June 30, 2007 was $3,000, or $0.00 per share, compared to $(314,000), or $(0.02) per share, in the same quarter of 2006.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "Cover-All's results of operations show continued year-over-year improvement, with double-digit revenue growth and positive earnings in the second quarter. On a year-to-date basis, our revenues are up by more than 14% and expenses are down by more than 6% over the first six months of 2006. These results reflect our continued commitment to consistent growth, profitability and expense control.

"Our outlook for the second half of 2007 is very positive. We are in the process of delivering functionality that has been contracted for by customers as well as marketing these capabilities to other customers and prospects. The interest in Cover-All and our capabilities has grown significantly and we have contracts with several large, successful and influential customers. Our success with these customers has increased our visibility and credibility in the marketplace. We are energized and excited by our progress and the opportunities that we see for the remainder of 2007 and beyond."

The Company has scheduled a conference call for 11:00 a.m. EDT on Tuesday, August 14, 2007, at which time it will review results for the quarter ended June 30, 2007.

Teleconference Information: To participate in the Tuesday teleconference, dial 877-669-3047 (domestic) and 706-634-1767 (international). The conference ID # is 13001659.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by


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creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
amassey@cover-all.com
---------------------


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The following is a summary of operating highlights for the three and six months ended June 30, 2007 and 2006.

                   COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARY
                              OPERATING HIGHLIGHTS

                                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                JUNE 30,                            JUNE 30,
                                                    -------------------------------    -------------------------------
                                                         2007              2006             2007              2006
                                                    -------------    --------------    -------------    --------------
                                                               (unaudited)                        (unaudited)
REVENUES:
     Licenses                                       $     291,000    $      152,000    $     495,000    $      400,000
     Maintenance                                          818,000           834,000        1,644,000         1,678,000
     Professional Services                                445,000           336,000          962,000           667,000
     Application Service Provider Services                385,000           316,000          769,000           632,000
                                                    -------------    --------------    -------------    --------------

     TOTAL REVENUES                                     1,939,000         1,638,000        3,870,000         3,377,000
                                                    -------------    --------------    -------------    --------------

COST AND EXPENSES:
     Cost of Sales                                      1,362,000         1,288,000        2,638,000         2,573,000
     Research and Development                              93,000            93,000          184,000           268,000
     Sales and Marketing                                  181,000           236,000          291,000           472,000
     General and Administrative                           294,000           291,000          572,000           580,000
     Other Expense (Income), Net                               --                --               --                --
     Interest Expense, Net                                  6,000            44,000           43,000            88,000
                                                    -------------    --------------    -------------    --------------

     TOTAL COSTS AND EXPENSES                           1,936,000         1,952,000        3,728,000         3,981,000
                                                    -------------    --------------    -------------    --------------

INCOME (LOSS) BEFORE INCOME TAXES                   $       3,000    $    (314,000)    $     142,000    $    (604,000)
                                                    -------------    --------------    -------------    --------------

INCOME TAX EXPENSE                                             --               --                --                --
                                                    -------------    --------------    -------------    --------------

NET INCOME (LOSS)                                   $       3,000    $    (314,000)    $     142,000    $    (604,000)
                                                    -------------    --------------    -------------    --------------

BASIC EARNINGS (LOSS) PER COMMON SHARE              $        0.00    $       (0.02)    $        0.01    $       (0.04)
                                                    -------------    --------------    -------------    --------------

DILUTED EARNINGS (LOSS) PER COMMON SHARE            $        0.00    $       (0.02)    $        0.01    $       (0.04)
                                                    =============    ==============    =============    ==============

Note: Numbers may not sum due to rounding